Exhibit 99.1

22nd Century Group Reports First Quarter 2026 Financial Results

Continues VLN® Commercial Expansion with New Stores Selling Proprietary Branded VLN® Products

Expanded PMTA Portfolio and Licensing Strategy Designed to Unlock Further Retail Penetration Opportunities

MOCKSVILLE, N.C., May 7, 2026 —22nd Century Group, Inc. (Nasdaq: XXII), the only tobacco products company focused on reducing the harms of smoking through nicotine reduction, today announced results for the first quarter ended March 31, 2026, and provided an update on recent business highlights.

The Company’s proprietary reduced nicotine technology is designed to serve adult smokers who want to change their smoking habits by significantly reducing nicotine consumption. 22nd Century is focusing on smoker health and wellness by giving smokers an opportunity to control their tobacco consumption, rather than switching them to another highly addictive product like a vape or nicotine pouch.

“Following the initial Pinnacle VLN® distribution in the fourth quarter 2025, smokers began to gravitate to and are purchasing VLN® cigarettes in a growing number of geographies and stores,” said Larry Firestone, Chief Executive Officer of 22nd Century Group. “Having accumulated a base of state authorizations across our portfolio of brands, we continue to focus on expanding our distribution and introducing smoking consumers to our VLN® products.

“As we capture sustained adult smoker adoption of VLN® products, we expect to expand both our retail and category footprint. We are targeting to grow to more than 5,000 retail outlets by the end of 2026 by adding new retail partners across all classes of trade. Supporting this effort, we have significantly advanced further sales efforts with additional retail partners seeking to add VLN® branded products to their line-ups.

“We believe we are the single commercial tobacco Company that is an ally of the FDA in their efforts to formally establish a low nicotine standard. Our technology and product roadmap is set to build out a robust portfolio of new tobacco products. These products will span multiple categories, creating a flexible and scalable platform that can accommodate evolving market preferences and continue to drive the low nicotine initiative in the regulatory environment. Our business model is set so that all current and any newly authorized combustible tobacco products in this expanded portfolio once authorized will be available for licensing, providing other tobacco companies with compliant, ready-to-market product pathways. This further reinforces 22nd Century’s position as the leader in regulatory-driven innovation within the combustible tobacco segment. This includes the development of our 100mm form factor product and the application of our proprietary low nicotine tobacco to categories such as filtered cigars, pouches and moist snuff.”

“By combining our proprietary plant biotechnology, FDA-authorized claims, expanded retail distribution, broader product categories and readily available licensing, 22nd Century intends to lead the transition away from highly addictive tobacco products and support adult smokers and tobacco users seeking meaningful change,” concluded Firestone.

First Quarter 2026 Financial Results (compared to Fourth Quarter 2025, except as noted)

All figures reported below reflect continuing operations, excluding discontinued operations related to the sale and exit of the Company’s hemp/cannabis business in late 2023, except as noted.

●	Net revenues increased slightly to $4.1 million from $3.5 million.
●	Gross profit (loss) improved to $(0.6) million, compared to $(0.8) million.
●	Operating expenses were $2.4 million, increased from $2.0 million.
●	Operating loss increased to $3.0 million, compared to $2.8 million.
●	Net loss was $3.3 million, compared to net loss of $2.8 million.
●	Adjusted EBITDA loss was $2.6 million, compared to a loss of $2.4 million.
●	Ended the quarter with cash and cash equivalents of $9.5 million.

2026 Corporate Priorities

22nd Century has identified the below priorities for its business activities in 2026:

●	Expanding VLN® product distribution and consumer awareness.
●	Continuing disciplined cost management and capital allocation.
●	Advancing toward EBITDA breakeven as higher-margin revenues scale.
●	Remaining actively engaged with FDA regulators and public-health stakeholders.

The Company believes the convergence of regulatory momentum, consumer awareness, and its differentiated product portfolio creates a compelling opportunity for long-term value creation.

Recent Business Highlights

●	Continued to generate new retail store locations to expand market access to both VLN® and Partner VLN® products, as well as new natural style cigarette products.
●	Achieved near national level state authorizations to support expanded access to the Company’s branded products.
●	Continued to support Pinnacle® VLN® availability in now over 2,000 stores across 20 states, including in-store marketing materials and digital promotion programs to drive smoker awareness of Pinnacle® VLN® as an alternative to conventional nicotine cigarette products.
●	Leveraged the Company’s ability to supply VLN® tobacco and manufacturing under license in discussions to expand VLN® distribution and launch additional VLN® partner brands, further diversifying the reduced nicotine content product category.
●	Continued initiatives aimed at margin expansion through mix improvement while maintaining an efficient operating cost and capital allocation profile.
●	Completed product prototyping and evaluations ahead of a planned PMTA authorization to introduce 100mm format VLN® cigarettes tailored to consumer preferences in those markets.
●	Advanced long-term strategic initiatives to grow its unique product portfolio through the submission of multiple PMTAs across a broad range of combustible products, supporting diverse tobacco blends and components, a variety of product sizes, and multiple product formats, including filtered cigars.

First Quarter 2026 Product Line Net Revenues

●	Cigarette net revenues were $2.8 million, increased from $2.6 million in the fourth quarter of 2025, reflecting a strategic shift away from high volume and low priced CMO export customers and toward higher margin VLN® products. Continued expansion of new natural style cigarette products launched in 2025 is expected to accelerate revenue and margin growth in this category.
●	Filtered cigar net revenues were $0.9 million compared to $0.4 million, reflecting the benefit of Company implemented repricing of customer contracts.
●	Distribution net revenues from other tobacco products, consisting of Pinnacle branded moist snuff and cigarillos were $0.4 million, comparable to the fourth quarter 2025.
●	VLN® cigarette net revenues were $0.0 million, following large initial stocking orders in the fourth quarter of 2025, offset by customer returns and product exchanges to the new VLN® branding. Total new branded VLN® and partner VLN® products shipped in the fourth quarter were approximately 8,800 cartons.

Balance Sheet

●	The Company reported zero long-term debt, having extinguished its remaining senior secured debt in full during 2025.
●	Cash and equivalents were $9.5 million at quarter end.
●	Inventories were $4.3 million, including reduced nicotine content tobacco leaf.

Conference Call

22nd Century will host a live webcast today at 8:00 a.m. E.T. to discuss its first quarter 2026 financial results and business highlights. The live and archived webcast will be accessible in the Events section on 22nd Century’s Investor Relations website at https://ir.xxiicentury.com/events.

Summary Financial Results

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,		Change
	2026	2025	$	%
Revenues, net	$4,105	$5,956	(1,851)	(31.1)
Gross loss	$(636)	$(609)	(27)	4.4
Operating loss	$(3,039)	$(2,570)	(469)	18.2
Net loss from continuing operations	$(3,019)	$(3,274)	255	(7.8)
Basic and diluted loss per common share from continuing operations	$(5.07)	$(634.25)	629.18	(99.2)
Adjusted EBITDA (a)	$(2,595)	$(2,320)	(275)	(11.8)

(a) Adjusted EBITDA is a non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results

(in thousands)

	Three Months Ended
	March 31,
	2026		2025		Change
	$	Cartons	$	Cartons	$	Cartons
Contract manufacturing
Cigarettes	2,846	118	5,013	319	(2,167)	(201)
Filtered cigars	873	113	1,103	159	(230)	(46)
Other tobacco products	389	44	(5)	-	394	44
Total contract manufacturing	4,108	275	6,111	478	(2,003)	(203)
VLN®	(3)	-	(155)	(2)	152	2
Total product line revenues	4,105	275	5,956	476	(1,851)	(200)

About 22nd Century Group, Inc.

22nd Century Group is pioneering the tobacco harm reduction movement by enabling smokers to take control of their nicotine consumption.

Our Technology is Tobacco

Our proprietary non-GMO reduced nicotine tobacco plants were developed using our patented technologies that regulate alkaloid biosynthesis activities resulting in a tobacco plant that contains 95% less nicotine than traditional tobacco plants. Our extensive patent portfolio has been developed to ensure that our high-quality tobacco can be grown commercially at scale. We continue to develop our intellectual property to ensure our ongoing leadership in the tobacco harm reduction movement.

Our Products

We created our flagship product, the VLN® cigarette using our low nicotine tobacco, to give traditional cigarette smokers an authentic and familiar alternative in the form of a combustible cigarette that helps them take control of their nicotine consumption. VLN® cigarettes have 95% less nicotine compared to traditional cigarettes and have been proven to allow consumers to greatly reduce their nicotine consumption.

FDA Authorization and Scientific Foundation

VLN® low nicotine combustible cigarettes were authorized in December 2021, making them the first and still the only combustible cigarettes authorized by the U.S. Food and Drug Administration specifically to help reduce nicotine consumption.

Decades of independent clinical research and peer-reviewed studies—evaluated as part of the FDA’s Modified Risk Tobacco Product (MRTP) authorization process—demonstrated that reducing nicotine content can decrease nicotine intake, increase quit attempts, and reduce overall exposure to nicotine.

FDA-authorized VLN® claims include:

●	“95% less nicotine”
●	“Helps reduce your nicotine consumption”
●	“Greatly reduces your nicotine consumption”
●	“Helps you smoke less”

VLN® and Helps You Smoke Less® are registered trademarks of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, and (iii) our financial and operating performance. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 26, 2026. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Notes regarding Non-GAAP Financial Information

In addition to the Company’s reported results in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides EBITDA and Adjusted EBITDA.

In order to calculate EBITDA, the Company adjusts net (loss) income by adding back interest expense (income), provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted by the Company for certain non-cash and/or non-operating expenses, including adding back equity-based employee compensation expense, restructuring and restructuring-related charges such as impairment, acquisition and transaction costs, and other unusual or infrequently occurring items, if applicable, such as inventory reserves and adjustments, gains or losses on disposal of property, plant and equipment, and gains or losses on investments.

The Company believes that the presentation of EBITDA and Adjusted EBITDA are important financial measures that supplement discussion and analysis of its financial condition and results of operations and enhances an understanding of its operating performance. While management considers EBITDA and Adjusted EBITDA to be important, these financial performance measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating (loss) income, net (loss) income and cash flows from operations. Adjusted EBITDA is susceptible to varying calculations and the Company’s measurement of Adjusted EBITDA may not be comparable to those of other companies.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

investorrelations@xxiicentury.com

214-597-8200

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands, except share and per-share data)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$9,545	$7,149
Accounts receivable, net	4,779	3,594
Inventories	4,346	4,326
Prepaid expenses and other current assets	2,400	2,562
Total current assets	21,070	17,631
Property, plant and equipment, net	2,366	2,440
Operating lease right-of-use assets, net	688	728
Intangible assets, net	6,137	6,224
Other assets	49	—
Total assets	$30,310	$27,023

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes and loans payable-current	$113	$204
Operating lease obligations	172	168
Accounts payable	1,025	1,000
Accrued expenses and other current liabilities	1,135	836
Accrued excise taxes and fees	3,525	3,343
Contract liabilities	1,936	1,721
Total current liabilities	7,906	7,272
Long-term liabilities:
Notes and loans payable	475	504
Operating lease obligations	556	601
Other long-term liabilities	155	154
Total liabilities	9,092	8,531

Mezzanine equity:
Series A convertible preferred shares, $0.00001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2026 and 9,650 at December 31, 2025, respectively	—	2,734
Total mezzanine equity	—	2,734

Shareholders’ equity:
Series B convertible preferred shares, $0.00001 par value; 10,000,000 shares authorized, 15,770 shares issued and outstanding at March 31, 2026 and 0 at December 31, 2025, respectively	—	—
Common stock, $.00001 par value, 500,000,000 shares authorized, 769,788 shares issued and outstanding at March 31, 2026 and 510,384 at December 31, 2025, respectively	—	—
Capital in excess of par value	423,404	414,683
Accumulated deficit	(402,186)	(398,925)
Total shareholders’ equity	21,218	15,758
Total liabilities, mezzanine equity and shareholders’ equity	$30,310	$27,023

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(amounts in thousands, except share and per-share data)

	Three Months Ended
	March 31,
	2026	2025
Revenues, net	$4,105	$5,956
Cost of goods sold	1,925	2,884
Excise taxes and fees on products	2,816	3,681
Gross loss	(636)	(609)
Operating expenses:
Sales, general and administrative	2,118	1,799
Research and development	285	162
Total operating expenses	2,403	1,961
Operating loss from continuing operations	(3,039)	(2,570)
Other income (expense):
Other expense	—	(162)
Interest income	31	16
Interest expense	(11)	(558)
Total other income (expense), net	20	(704)
Loss from continuing operations before income taxes	(3,019)	(3,274)
(Benefit) provision for income taxes	—	—
Net loss from continuing operations	$(3,019)	$(3,274)

Discontinued operations:
Loss from discontinued operations before income taxes	$(242)	$(1,054)
Provision for income taxes	—	—
Net loss from discontinued operations	$(242)	$(1,054)

Net loss	$(3,261)	$(4,328)
Comprehensive loss	$(3,261)	$(4,328)

Net loss	$(3,261)	$(4,328)
Deemed dividends	(589)	—
Dividend for redemption of Series A Convertible Preferred Stock	(6,916)	—
Net loss available to common shareholders	$(10,766)	$(4,328)

Basic and diluted loss per share:
Basic and diluted loss per common share from continuing operations	$(5.07)	$(634.25)
Basic and diluted loss per common share from discontinued operations	$(0.41)	$(204.18)
Basic and diluted loss available to common shareholders per common share	$(18.08)	$(838.43)

Weighted average shares outstanding - basic and diluted	595,344	5,162

Table A – Reconciliations of Non-GAAP Measures

(dollars in thousands, except share and per-share data)

Below is a table containing information relating to the Company’s Net loss, EBITDA and Adjusted EBITDA for the three months ended March 31, 2026 and 2025, including a reconciliation of these Non-GAAP measures for such periods.

	Year Ended
	March 31,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2026	2025	fav / (unfav)[1]
Net loss from continuing operations	$(3,019)	$(3,274)	$255
Interest (income)/expense, net	(20)	542	(562)
Provision (benefit) for income taxes	—	—	—
Amortization and depreciation	206	224	(18)
EBITDA	$(2,833)	$(2,508)	$(325)
Adjustments:
Change in fair value of warrant liabilities	—	162	(162)
Equity-based employee compensation expense	238	26	212
Adjusted EBITDA	$(2,595)	$(2,320)	$(275)

Adjusted EBITDA loss per common share	$(4.36)	$(449.48)	$445.11
Weighted average common shares outstanding - basic and diluted	595,344	5,162

1Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA